EXHIBIT 10.10
                 CONSULTING SERVICES AGREEMENT BY AND AMONG THE
                 REGISTRANT, DAVID COLORIS, EXCIPIO GROUP, S.A.,
                             DATED DECEMBER 22, 2003

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                          CONSULTING SERVICES AGREEMENT

      This Consulting Services Agreement ("Agreement"), dated December 22, 2003, is made by and among David Coloris, individually ("Coloris"), Excipio Group, S.A. ("Consultant"), and New Millennium Media International, Inc., a Colorado corporation ("Client").

      WHEREAS, Coloris has extensive background in the area of financial, marketing and investor relations consulting and performs said services through Consultant;

      WHEREAS, Coloris desired to (i) perform certain services (as hereinafter defined) for Client and simultaneously with the execution of this Agreement,
(ii) have the consideration, set forth in Section 2 of this Agreement, transferred to the Consultant, an entity that is solely owned and otherwise controlled by Coloris;

      WHEREAS, Consultant desires to be engaged by Client to provide consulting services regarding (i) advising the Client with respect to financial matters,
(ii) marketing the Client's technology, and (iii) maintaining investor relations with various Client shareholders on the terms and subject to the conditions set forth herein (the "Services");

      WHEREAS, Client is a publicly held corporation with its common stock shares trading on the Over the Counter Bulletin Board under the ticker symbol "NMMG," and desires to further develop its business and customers; and

      WHEREAS, Client desires to engage Consultant to provide the Services in its area of knowledge and expertise on the terms and subject to the conditions set forth herein.

      NOW, THEREFORE, in consideration for those services Consultant provides to Client, the parties agree as follows:

1.    SERVICES OF CONSULTANT.

      Consultant agrees to perform for Client the Services. As such Consultant will provide bona fide services to Client. The services to be provided by Consultant will not be in connection with the offer or sale of securities in a capital-raising transaction, and will not directly or indirectly promote or maintain a market for Client's securities.

2.    CONSIDERATION.

      Client agrees to pay Consultant, as his fee and as consideration for services to be provided, One Million Two Hundred Eighty Thousand (1,280,000) shares of common stock of the Client, which shares shall be registered on Form S-8 with the United States Securities and Exchange Commission.

3.    CONFIDENTIALITY.

      Each party agrees that during the course of this Agreement, information that is confidential or of a proprietary nature may not be disclosed to any other party, including, but not limited to, product and business plans,


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software, technical processes and formulas, source codes, product designs, sales, costs and other unpublished financial information, advertising revenues, usage rates, advertising relationships, projections, and marketing data ("Confidential Information"). Confidential Information shall not include information that the receiving party can demonstrate (a) is, as of the time of its disclosure, or thereafter becomes part of the public domain through a source other than the receiving party, (b) was known to the receiving party as of the time of its disclosure, (c) is independently developed by the receiving party, or (d) is subsequently learned from a third party not under a confidentiality obligation to the providing party.

4.    LATE PAYMENT.

      Client shall pay to Consultant all fees within fifteen (15) days of the due date. Failure of Client to finally pay any fees within fifteen (15) days after the applicable due date shall be deemed a material breach of this Agreement, justifying suspension of the performance of the Services provided by Consultant, will be sufficient cause for immediate termination of this Agreement by the Consultant. Any such suspension will in no way relieve Client from payment of fees, and, in the event of collection enforcement, Client shall be liable for any costs associated with such collection, including, but not limited to, legal costs, attorney's fees, courts costs, and collection agency fees.

5.    INDEMNIFICATION.

(a)   CLIENT.

      Client agrees to indemnify, defend, and shall hold harmless Consultant and/or his agents, and to defend any action brought against said parties with respect to any claim, demand, cause of actions, debt or liability, including reasonable attorneys' fees to the extent that such action arises out of the negligence or willful misconduct of Client.

(b)   CONSULTANT

      Consultant agrees to indemnify, defend, and shall hold harmless Client, its directors, employees and agents, and defend against action brought against same with respect to any claim, demand, cause of action, debt or liability, including reasonable attorney's fees, to the extent that such an action arises out of the gross negligence or willful misconduct of Consultant.

(c)   NOTICE

      In claiming any indemnification hereunder, the indemnified party shall promptly provide the indemnifying party with written notice of any claim, which the indemnified party believes falls within the scope of the foregoing paragraphs. The indemnified party may, at its expense, assist in the defense if it so chooses, provided that the indemnifying party shall control such defense, and all negotiations relative to the settlement of any such claim. Any settlement intended to bind the indemnified party shall not be final without the indemnified party's written consent, which shall not be unreasonably withheld.


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6.    TERMINATION AND RENEWAL.

(a)   TERM.

      This Agreement shall become effective on the date appearing next to the signatures below and terminate six (6) months thereafter. Unless otherwise agreed upon in writing by Consultant and Client, this Agreement shall not automatically be renewed beyond its Term.

(b)   TERMINATION.

      Either party may terminate this Agreement on thirty (30) calendar days written notice, or if prior to such action, the other party materially breaches any of its representations, warranties or obligations under this Agreement. Except as may be otherwise provided in this Agreement, such breach by either party will result in the other party being responsible to reimburse the non-defaulting party for all costs incurred directly as a result of the breach of this Agreement, and shall be subject to such damages as may be allowed by law including all attorneys' fees and costs of enforcing this Agreement.

(c)   TERMINATION AND PAYMENT.

      Upon any termination or expiration of this Agreement, Client shall pay all unpaid and outstanding fees through the effective date of termination or expiration of this Agreement. And upon such termination, Consultant shall provide and deliver to Client any and all outstanding services due through the effective date of this Agreement.

7.    MISCELLANEOUS.

(a)   INDEPENDENT CONTRACTOR.

      This Agreement establishes an "independent contractor" relationship between Consultant and Client.

(b)   RIGHTS CUMULATIVE; WAIVERS.

      The rights of each of the parties under this Agreement are cumulative. The rights of each of the parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that of any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.


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(c)   BENEFIT; SUCCESSORS BOUND.

      This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their heirs, executors, administrators, representatives, successors, and permitted assigns.

(d)   ENTIRE AGREEMENT.

      This Agreement contains the entire agreement between the parties with respect to the subject matter hereof. There are no promises, agreements, conditions, undertakings, understandings, warranties, covenants or representations, oral or written, express or implied, between them with respect to this Agreement or the matter described in this Agreement, except as set forth in this Agreement. Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Agreement.

(e)   ASSIGNMENT.

      Neither this Agreement nor any other benefit to accrue hereunder shall be assigned or transferred by either party, either in whole or in part, without the written consent of the other party, and any purported assignment in violation hereof shall be void.

(f)   AMENDMENT.

      This Agreement may be amended only by an instrument in writing executed by all the parties hereto.

(g)   SEVERABILITY.

      Each party of this Agreement is intended to be severable. In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent that is necessary to render it enforceable and as so severed or modified, this Agreement shall continue in full force and effect.

(h)   SECTION HEADINGS.

      The Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(i)   CONSTRUCTION.

      Unless the context otherwise requires, when used herein, the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular, and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.


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(j)   FURTHER ASSURANCES.

      In addition to the instruments and documents to be made, executed and delivered pursuant to this Agreement, the parties hereto agree to make, execute and deliver or cause to made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Agreement and the transactions contemplated hereby.

(k)   NOTICES.

      Any notice which is required or desired under this Agreement shall be given in writing and may be sent by personal delivery or by mail (either a. United States mail, postage prepaid, or b. Federal Express or similar generally recognized overnight carrier), addressed as follows (subject to the right to designate a different address by notice similarly given):


If to Client:           New Millennium Media International, Inc.
                        200 9th Avenue North, Suite 210
                        Safety Harbor, Florida 34695

With a copy to:         David Otto
                        The Otto Law Group, PLLC
                        900 4th Ave., Suite 3140
                        Seattle, Washington 98164

If to Consultant:       Excipio Group, S.A.
                        1776 Botelho Drive, Suite 224
                        Walnut Creek, CA 94596

(l)   GOVERNING LAW.

      This Agreement shall be governed by the interpreted in accordance with the laws of the State of Florida without reference to its conflicts of laws rules or principles. Each of the parties consents to the exclusive jurisdiction of the federal courts of the State of Florida in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

(m)   CONSENTS.

      The person signing this Agreement on behalf of each party hereby represents and warrants that he has the necessary power, consent and authority to execute and deliver this Agreement on behalf of such party.


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(n)   SURVIVAL OF PROVISIONS.

      The provisions contained in paragraphs 3, 5, 6, and 7 of this Agreement shall survive the termination of this Agreement.

(o)   EXECUTION IN COUNTERPARTS.

      This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and have agreed to and accepted the terms herein on the date written above.


                                        CLIENT:

                                        NEW MILLENNIUM MEDIA
                                        INTERNATIONAL, INC.


                                        By: /s/ John "JT' Thatch
                                            -----------------------------
                                        Name: John "JT' Thatch
                                        Its:


                                        CONSULTANT:

                                        EXCIPIO GROUP, S. A.

                                        By: /s/ David Coloris
                                            -----------------------------
                                        Name: David Coloris
                                        Its:

                                        By: /s/ David Coloris
                                            -----------------------------
                                        Name: David Coloris, individually
                                        Its:



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                                    EXHIBIT 5
                       [Letterhead of The Otto Law Group]

                                December 22, 2003


New Millennium Media International, Inc.
200 9th Avenue North, Suite 210
Safety Harbor, Florida 34695

      Re: Registration of Common Stock of New Millennium Media International, Inc., a Colorado corporation ("NMMI").

Ladies and Gentlemen:

      In connection with the registration on Form S-8 under the Securities Act of 1933, as amended, of 1,280,000 shares of common stock of NMMI, we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion and, based thereon, we advise you that, in our opinion, when such shares have been issued and sold in accordance with the registration statement referenced herein, such shares will be validly issued, fully paid and non-assessable shares of NMMI's common stock.

      We hereby consent to the filing of this opinion as an exhibit to the above described registration statement.


                                        Very truly yours,


                                        THE OTTO LAW GROUP, PLLC

                                        /s/ The Otto Law Group, PLLC


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                                  EXHIBIT 23.2

                          Independent Auditors' Consent







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                                  EXHIBIT 99.1

                                LOCK-UP AGREEMENT

New Millennium Media International, Inc.
200 9th Avenue North, Suite 210
Safety Harbor, Florida 34695

                               December 22, 2003

David Coloris
Excipio Group, S.A.
1776 Botelho Drive, Suite 224
Walnut Creek, CA 94596

      RE: LOCK-UP AGREEMENT

This Lock-Up Agreement is being delivered to you in connection with that certain Consulting Services Agreement, a copy of which is attached hereto as Exhibit A (the "Agreement"), entered into between Excipio Group, S.A. ("Excipio") and New Millennium Media International, Inc. ("NMMI"), pursuant to which Excipio shall perform certain financial, marketing and investor relations consulting services for a term of six (6) months (the "Services"). Pursuant to the Agreement, Excipio shall receive One Million Two Hundred Eighty Thousand (1,280,000) shares of common stock of NMMI (the "Shares").

As partial consideration for the Shares and the decision by NMMI to enter into this Agreement, you, David Coloris, and the entity through which you intend to provide the Services, Excipio, agree that until December 22, 2004 (the "Lock-Up Period"), you will not, without the prior written consent of NMMI, directly or indirectly, contract to sell or sell (the "Transfer") any of the Shares (the "Lock-Up"); provided, however, in the event you pledge, hypothecate or grant a security interest in the Shares to a third party and such third party forecloses on such pledge and/or security interest at any time during the Lock-Up Period, the you and the Shares underlying this Lock-Up shall be released from the Lock-Up.

In the event that you receive consent from the transfer agent to Transfer shares of NMMI, you hereby agree that, during the Lock-Up Period, the execution of any order relating to a Transfer of shares in NMMI shall be agreed to in writing by NMMI and placed through their transfer agent.

All number contained in, and all calculations required to be made pursuant to this Agreement shall be adjusted as appropriate in order to reflect any stock split, reverse stock split, stock dividend or similar transaction effected after the date hereof.

To enable NMMI to enforce the aforesaid covenants, you hereby consent to the placing of legends and stop-transfer orders on the Shares in the name of, or beneficially owned by, you.

This Lock-Up Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida without giving effect to choice of law or conflict of law principles.


                                        Very truly yours,


NEW MILLENNIUM MEDIA INTERNATIONAL, INC.


                                        /s/ John "JT' Thatch
                                        ----------------------------
                                        By: John "JT' Thatch
                                        Title:  President/CEO

Agreed and accepted this 22nd day of December, 2003.

EXCIPIO GROUP, S. A.


----------------------------------------
By: David Coloris
Its:


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By: David Coloris, individually